Exhibit 5.1


                                October 30, 2000

                         BMW Vehicle Lease Trust 2000-A
                              BMW Auto Leasing LLC
                        Financial Services Vehicle Trust
                              BMW Manufacturing LP
                       Registration Statement on Form S-1


BMW Vehicle Lease Trust 2000-A
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07675

BMW Auto Leasing LLC
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07675

Financial Services Vehicle Trust
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07675

BMW Manufacturing LP
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07675

Re:  Amendment No. 1 to Registration Statement (Nos. 333-43128 and 333-43128-01)
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         We have acted as counsel to BMW Vehicle Lease Trust 2000-A, a Delaware business trust (the "Trust"), BMW Auto Leasing LLC, a Delaware limited liability company, Financial Services Vehicle Trust, a trust formed under the laws of the State of Delaware and BMW Manufacturing LP, an Indiana limited partnership ("Financial Services Vehicle Trust", together with the Trust, BMW Auto Leasing LLC and BMW Vehicle Lease Trust 2000-A, the "Companies") in connection with the preparation and filing with the Securities and Exchange Commission of the Companies' Amendment No. 1 to Registration Statement on Form S-1 (Nos. 333-43128 and 333-43128-01), (together with the exhibits and any and all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Companies of asset-backed notes (the "Senior Notes"). As described in the Registration Statement, the Senior Notes will be issued in four classes with each class being issued by the Trust pursuant to an indenture between the Trust, as issuer, and the Chase Manhattan Bank, as indenture trustee (the "Trustee"), dated as of November 1, 2000 (the "Indenture").


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         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, and such partnership, trust and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Companies, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity or the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Companies. We have also assumed that the Companies are duly organized and validly existing and have the requisite, corporate, partnership, trust and limited liability company power and authority to execute, deliver and perform their obligations under the Indenture. The opinion set forth below is also based on the assumptions that (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Senior Notes have been or will be duly approved by the Board of Directors (or the authorized designees) of the Companies, (iii) the related Indenture has been duly authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (iv) the Senior Notes have been duly executed by the Trustee and authenticated by the Trustee in accordance with the Indenture and sold and delivered by the Companies against payment therefor.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Senior Notes will be legally issued, fully paid and nonassessable and the Senior Notes will be the binding obligation of the Trust subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, the subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         The opinions herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm's name under the caption "Legal Matters" in the prospectus and the forms of prospectus supplements which are a part of the Registration Statement.

                                                              Very truly yours,



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[On File Copy only:]


Prepared by:               Bret E. Leas (#2934)


Signed by:                 Daniel Mette (# 225)


Reviewed by:               Warren T. Buhle







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